UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 4 )

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DIVERSIFIED RESOURCES INC.
(Name of small business issuer in its charter)

Nevada	1041	98-0687026
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

37 Mayfair Road SW, Calgary, Alberta, T2V 1Y8, Canada
(403) 862-5331
(Address and telephone number of principal executive offices)

37 Mayfair Road SW, Calgary, Alberta, T2V 1Y8, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
Karen A. Batcher, Esq
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA  91914
Tel: (619) 475-7882
Fax: (866) 352-4342

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐	Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Class A common stock	2,200,000 shares	$0.02	$44,000	$5.10
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November 22 , 2011

PROSPECTUS
DIVERSIFIED RESOURCES INC.
2,200,000 SHARES
CLASS A COMMON STOCK

The selling shareholders named in this prospectus are offering the 2,200,000 shares of our Class A common stock offered through this prospectus. The 2,200,000 shares offered by the selling shareholders represent 41.9% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering. The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act.  The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.02 per share for the duration of the offering.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$44,000	None	$44,000

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: November 22 , 2011

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our”, “ Diversified Resources” or “Diversified” refers to Diversified Resources Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Diversified Resources Inc.

We are in the business of mineral exploration.  On June 15, 2009 we entered in a Mineral Lease Agreement whereby we leased from Timberwolf Minerals, LTD a total of two (2) unpatented lode mining claims in the State of Nevada which we refer to as the Dunfee Property. These mineral claims are located in Section 14 & 23, Township 7 South, Range 41 1/2 East, Mt. Diablo Baseline & Meridian, Esmeralda County, Nevada, USA, owned by Timberwolf Minerals LTD. In January of 2011, we staked an additional twenty (20) unpatented lode mining claims under the mineral lease agreement to expand the Dunfee Property.

According to the lease Diversified has agreed to pay Timberwolf Minerals, LTD minimum royalty payments which shall be paid in advance.  Diversified paid the sum of $5,275 upon execution of this lease. Diversified also paid $5,000 on the first anniversary of the lease, and paid $5,000 on the second anniversary of the lease and agreed to pay $10,000 on or before the third anniversary of the lease, $25,000 on or before the fourth anniversary of the lease and each annual payment after that shall be $75,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer’s Price Index for that year with execution year as base year. Diversified will pay Timberwolf Minerals, LTD a royalty of 3.5% of the Net Returns from all ores, minerals, concentrates, or other products mined and removed from the property and sold or processed by Diversified, quarterly. The term of this lease is for twenty (20) years, renewable for an additional twenty (20) years so long as conditions of the lease are met.

Our plan of operations is to conduct mineral exploration activities on the Dunfee Property in order to assess whether these claims possess commercially exploitable mineral deposits.  (Commercially exploitable mineral deposits are deposits which are suitably adequate or prepared for productive use of a natural accumulation of minerals or ores). Our exploration program is designed to explore for commercially viable deposits of gold, silver, copper or any other valuable minerals.  (Commercially viable deposits are deposits which are suitably adequate or prepared for productive use of an economically workable natural accumulation of minerals or ores). We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims.  (A reserve is an estimate within specified accuracy limits of the valuable metal or mineral content of known deposits that may be produced under current economic conditions and with present technology). We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

After acquiring a lease on the Dunfee Property, we retained the services of Robert Thomas, a Professional Geologist.  Mr. Thomas prepared geologic reports for us on the mineral exploration potential of the claims.  Mr. Thomas has no direct or indirect interest and does not expect to receive an interest in any of the Dunfee Property claims. Included in the reports are recommended exploration programs which consists of mapping, sampling, staking additional claims and drilling. The recommendations of Mr. Thomas are further explained in the “Description of Business” section.

At this time we are uncertain of the extent of mineral exploration we will conduct before concluding that there are, or are not, commercially viable minerals on our claims.  Further phases beyond the current exploration program will be dependent upon numerous factors such as Mr. Thomas’ recommendations based upon ongoing exploration program results and our available funds.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

As of July 31, 2011, we had $17,932 cash on hand and no liabilities. Accordingly our working capital position as of April 30, 2011 was $17,932. Since our inception through July 31, 2011, we have incurred a net loss of $42,068. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues.

Our fiscal year ended is October 31.

We were incorporated on March 19, 2009 under the laws of the State of Nevada. Our principal offices are located at 37 Mayfair Road SW, Calgary, Alberta, Canada. Our telephone number is (403) 862-5331.

The Offering

Securities Being Offered	Up to 2,200,000 shares of our Class A common stock.

Offering Price	The offering price of the Class A common stock will be fixed at $0.02 per share for the duration of the offering.

Minimum Number of Shares	None.
To Be Sold in This Offering

Securities Issued and to be Issued
5,250,000 shares of our Class A common stock are issued and outstanding as of the date of this prospectus.  All of the Class A common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A common stock by the selling shareholders.

Summary Financial Information

	July 31, 2011	October 31, 2010
Balance Sheet Data	(unaudited)	(audited)
Cash	$17,932	$44,180
Total Current Assets	$17,932	$44,180
Liabilities	$-	$-
Total Stockholder’s Equity	$17,932	$44,180

Statement of Loss and Deficit	From Inception	From Inception
	(March 19, 2009) to	(March 19, 2009) to
	July 31, 2011	October 31, 2010
(unaudited)
Revenue	$-	$-
Net Loss for the Period	$42,068	$15,820

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Class A common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our Class A common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

Our current operating funds will only cover the first three phases of our exploration program. In order for us to carry out Phase Four or any further exploration or testing we will need to obtain additional financing. We currently do not have any operations and we have no income. We will require additional financing of approximately $150,000 to carry out Phase Four of our exploration program. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Although we have no arrangements in place for any future equity financing, in the case that we did conduct a financing from the sale of our common stock, this financing would have a dilutive impact on our stockholders and could negatively affect the stock price. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

You will experience dilution of your ownership interest upon the future issuance of additional shares of Class A common stock

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 75,000,000 shares of common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or other business purposes.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern

We have incurred a net loss of $42,068 for the period from March 19, 2009 (Inception) to July 31, 2011 and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral project. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended October 31, 2010. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Since this is an exploration project, we face a high risk of business failure due to our inability to predict the success of our business

We are in the initial stages of exploration of our mineral project, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 19, 2009 and to date have been involved primarily in organizational activities and the acquisition and preliminary exploration of the Dunfee Property. We have not earned any revenues as of the date of this prospectus.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or other minerals. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of precious metals on our mineral claims, we may not be able to successfully obtain commercial production

Our mineral claims do not contain any known reserves of precious metals. However, if our exploration programs are successful in discovering commercially exploitable reserves of precious metals, we will require additional funds in order to place the mineral claims into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed. It is premature to estimate the amount required to place the mineral claims into commercial production, as we do not have sufficient information.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by bad weather, we may be delayed in our exploration

Once exploration begins, access to the claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our exploration efforts.

Because our executive officers have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the early stages of our business, our executive officers will not be spending a significant amount of time on our business. Mr. Smith, our president, expects to expend approximately 10 hours per week on Diversified business. Competing demands on Mr. Smith’s time may lead to a divergence between his interests and the interests of other shareholders.  Mr. Smith works as a self-employed business man and none of this work will directly compete with Diversified. Mr. Cormie, our secretary, expects to expend approximately 2 hours per week on Diversified business. Competing demands on Mr. Cormies’s time may lead to a divergence between his interests and the interests of other shareholders. Mr. Cormie is a lawyer and none of this work will directly compete with Diversified.

Because our directors own 58.09% of our outstanding Class A common stock, investors may find that corporate decisions influenced by the directors are inconsistent with the best interests of other stockholders

Our directors own approximately 58% of the outstanding shares of our Class A common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our directors may still differ from the interests of the other stockholders. Our President, Mr. Smith, owns 3,000,000 common shares for which he paid $0.005. Our Secretary, Mr. Cormie owns 25,000 common shares for which he paid $0.02. Mr. O’Hara, a director, owns 25,000 common shares for which he paid $0.02.

Because our directors are Canadian residents, difficulty may arise in attempting to effect service or process on them in Canada

Because our directors are Canadian residents, difficulty may arise in attempting to effect service or process on them in Canada or in enforcing a judgment against Diversified’s assets located outside of the United States.

Because we lease the Dunfee Property, we face the risk of not being able to meet the requirements of the lease and may be forced to default on the agreement

Under the terms of the lease on the Dunfee Property, Diversified has agreed to pay minimum annual royalties on or before June 15 of every year. If Diversified is unable to meet these obligations, we may be forced to default on the agreement and the lease may be terminated by the owner resulting in the loss of the property for Diversified.

Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of the Dunfee Property we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We currently have budgeted $1,000 for regulatory compliance.

Risks Related To This Offering

If a market for our Class A common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our Class A common stock and a market may never develop. Our stock is currently not traded on any market or exchange, and therefore our shares can only be purchased through private transactions. We plan to apply for listing of our Class A common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our Class A common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our Class A common stock does not develop, investors may not be able to re-sell the shares of our Class A common stock that they have purchased and may lose all of their investment.

If a market for our Class A common stock develops, our stock price may be volatile

If a market for our Class A common stock develops, we anticipate that the market price of our Class A common stock will be subject to wide fluctuations in response to several factors, including: the results of our geological exploration program; our ability or inability to arrange for financing; commodity prices for gold, silver or other minerals; and conditions and trends in the mining industry.

In addition, if our Class A common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Class A common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 2,200,000 shares of our Class A common stock through this prospectus. Our Class A common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the Class A common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 41.9% of the Class A common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the Class A common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our Class A common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.02 per share for the duration of the offering.

Dilution

The Class A common stock to be sold by the selling shareholders is Class A common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Dilution represents the difference between the offering price of the shares of Class A common stock and the net tangible book value per share of Class A common stock immediately after completion of the offering. The shares of Class A common stock offered hereunder are issued and outstanding and will be sold by the selling security holders at a price of $.02 per share until the Company’s Class A common stock is quoted on the OTC Bulletin Board. Thereafter the selling security holders will sell at prevailing market prices. The net tangible book value per share of the Company’s Class A common stock prior to the offering hereunder is $0.008 per share, and after the offering hereunder will be $0.008 per share, determined by dividing the net tangible book value (tangible assets minus liabilities) by the number of shares of Class A common stock outstanding before and after the offering hereunder.

As noted above, the public contribution to the Company under the proposed public offering through this Prospectus is $0 (zero), which is substantially less than the cash contribution of $16,000 from the sales of our common stock to our Officers, Directors, Promoters and any affiliates during the past five years.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,200,000 shares of Class A common stock offered through this prospectus. The selling shareholders acquired the 2,200,000 shares of Class A common stock offered through this prospectus from us at a price of $0.02 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on September 30, 2010. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act.  The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.02 per share for the duration of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Class A common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered by each;
3.	The total number of shares that will be owned by each upon completion of the offering;
4.	The percentage owned by each upon completion of the offering; and
5.	The identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Jerrald Anderberg	50,000	50,000	Nil	Nil
Angela Auty	25,000	25,000	Nil	Nil
Kevin Auty “In Trust For Justin Auty”	25,000	25,000	Nil	Nil
Kevin Auty	25,000	25,000	Nil	Nil
Sean Baylis	25,000	25,000	Nil	Nil
Nancy Bird	25,000	25,000	Nil	Nil
Arlene Connell	25,000	25,000	Nil	Nil
John Connell	25,000	25,000	Nil	Nil
Kevin Auty “In Trust For David Domoslai”	25,000	25,000	Nil	Nil
Beverly Exner	50,000	50,000	Nil	Nil
Gary Exner	50,000	50,000	Nil	Nil
Roger Giovenetto	100,000	100,000	Nil	Nil
Thomas Hewitt	500,000	500,000	Nil	Nil
Barbara Horn	25,000	25,000	Nil	Nil
Daniel Horner	25,000	25,000	Nil	Nil
Bryon Howard	25,000	25,000	Nil	Nil
Murray Luft	25,000	25,000	Nil	Nil
Norman MacKenzie	250,000	250,000	Nil	Nil
Jason McDonald	25,000	25,000	Nil	Nil
John McKee	25,000	25,000	Nil	Nil
Beverly Munro	350,000	350,000	Nil	Nil
Marilyn Mora (a)	150,000	150,000	Nil	Nil
Lynn Morin	25,000	25,000	Nil	Nil
Pro Golf Design	100,000	100,000	Nil	Nil
Andrew Rogers	100,000	100,000	Nil	Nil
Chris Scase	25,000	25,000	Nil	Nil
Darryl Scase	25,000	25,000	Nil	Nil
Shannon Weaver	50,000	50,000	Nil	Nil
Dick Zeeuwen	25,000	25,000	Nil	Nil
Total	2,200,000	2,200,000	Nil	Nil

(a) Pro Golf Design is a private company 75% owned by Harold Pasechnik and 25% owned by Vivian Pasechnik

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of Class A common stock not being offered in this prospectus or purchases additional shares of Class A common stock, and assumes that all shares offered are sold.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Prior to each sale of shares to the Selling Shareholders, each Selling Shareholder represented in writing to the Company that the Shares would be purchased solely for the account of the shareholder and not for distribution. The selling Shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All Selling Shareholders have represented to the Company that they intend to sell their shares in the ordinary course of business.

Plan of Distribution

The selling shareholders may sell some or all of their Class A common stock in one or more transactions, including block transactions:

1.	On such public markets as the Class A common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the Class A common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act.  The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.02 per share for the duration of the offering.

We can provide no assurance that all or any of the Class A common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the Class A common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Class A common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Class A common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the Class A common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our Class A common stock;

2.	Furnish each broker or dealer through which Class A common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of November 22 , 2011, there were 5,250,000 shares of our common stock issued and outstanding held by thirty two (32) stockholders of record.  Our Articles of Incorporation authorize us to issue several classes of stock with varying rights as shown in the following table.

CLASS	VOTING RIGHTS	RIGHTS TO DIVIDENDS	LIQUIDATION RIGHTS

Class A Common, Class B Common, and Class D Common	Yes	Yes, equally with Classes B, D, E, F and MP, but subject to preference provided to Class G and Class H Preferred Shareholders	Yes, equally with Classes B, D, E, F and MP, but subject to preference provided to Class G and Class H Preferred Shareholders

Class C Common	Yes	No	No

Class E Common and Class F Common	No	Yes	Yes

Class MP Common	Yes	Yes, once "activated"	Yes, once "activated"

Class G Preferred And Class H Preferred	No	Yes, with preference over all classes of common stock	Yes, with preference over all classes of common stock

Class A common stock

Our Class A common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our Class A common stock will possess voting power, along with those shareholders of Class  . Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The liquidation rights of the holders of Class A common shares, excluding Class C common (non-participating) shares and including only those Class "MP" common shares that have been deemed "activated", shall be entitled, on a per share basis equally with all other classes of  common shares with liquidation rights, to receive the remaining assets and property of the Corporation on dissolution, liquidation or winding-up.

Holders of our Class A common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

Our Class A common stock shareholders are entitled, on a per share basis equally with all other classes of common stock except Class C and Class MP common stock that has not been deemed "activated," to receive dividends, subject to the preference provided to Classes G and H preferred shareholders.  We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of any class of our common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Class A common stock are, and the shares of Class A common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Class A common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Class A common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Class A common stock or any rights convertible or exchangeable into shares of our Class A common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by John Kinross-Kennedy, C.P.A., given his authority as an expert in auditing and accounting. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Karen A. Batcher, Esq of Synergen Law Group, APC our independent legal counsel, has provided an opinion on the validity of our Class A common stock.

Description of Business

Glossary of Technical Terms

The following defined technical terms are used in our registration statement on Form S-1:

Ag: the chemical symbol for silver.

Au: the chemical symbol for gold.

Assay: qualitative or quantitative determination of the components of a material as an ore.

Cerargyrite: also known as horn silver, a mineral comprised of silver chloride.

Commercially exploitable deposits: suitably adequate or prepared for productive use of a natural accumulation of minerals or ores.

Deposit: an informal term for an accumulation of ore or other valuable earth material of any origin.

Drilling: the creation or enlargement of a hole in a solid material with a drill.

Geologic mapping: Representation of the geologic surface or subsurface features by means of signs and symbols and with an indicated means of orientation.  Includes nature and distribution of rock units and the occurrence of structural features, mineral deposits and fossil localities.

Lode: a fissure in consolidated rock filled with mineral. Lode claim is that portion of a lode or vein and of the adjoining surface which has been acquired by a compliance with the law.

Mining claim: that portion of the public mineral lands which a miner, for mining purposes, takes and holds in accordance with mining laws.

Ore: The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

Patent: a certificate of grant by a government of an exclusive right with respect to claims.

Porphyry: an igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass.

Reserve: the quantity of material that is calculated to lie within given boundaries.

Reverse Circulation (RC): The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air, or gas down the borehole outside the drill rods and upward inside the drill rods.

Sampling: collecting small rock chips from outcrop areas to obtain a representative sample for assay.

Unpatented claim: a mining claim to which a deed from the U.S. Government has not been received. A claim is subject to annual assessment work, to maintain ownership.

Vein: a mineral deposit in tabular or shell-like form, filling a fracture in a host rock.

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We currently hold a lease on twenty two (22) unpatented lode mineral claims that we refer to as the Dunfee Property.  Further exploration of these mineral claims is required before a final determination as to their viability can be made.  Although exploratory work on the claims conducted prior to our obtaining a lease on the property has indicated some potential showings of mineralization, we are uncertain as to the potential existence of a commercially viable mineral deposit existing in these claims. The results of previous exploratory work of prior companies are in the “History” section below.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold, silver, copper or any other valuable minerals. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Mineral Lease Agreement between Diversified Resources Inc. and Timberwolf Minerals, LTD

We entered into a lease agreement with Timberwolf Minerals, LTD. effective June 15, 2009, granting Diversified Resources Inc. the exclusive possession of the Property for mining purposes during the term of this agreement. The property consists of two (2) unpatented lode mineral claims located in Section 14 & 23, Township 7 South, Range 41 1/2 East, Mt. Diablo Baseline & Meridian, Esmeralda County, Nevada, USA, owned by Timberwolf Minerals Ltd. The property is hereon referred to as the Dunfee Property. We selected this property based upon a recommendation from Robert Thomas, Professional Geologist, and in Mr. Thomas’s technical report, dated May 2009; he recommended that we further explore this property. In January 2011 we staked an additional twenty (20) unpatented lode mining claims under the mineral lease agreement to expand the Dunfee Property.

According to the lease, as amended on May 1, 2011, Diversified has agreed to pay Timberwolf Minerals, LTD minimum royalty payments which shall be paid in advance.  Diversified paid the sum of $5,275 upon execution of this lease. Diversified also paid $5,000 on the first and second anniversary of the lease, and has agreed to pay $10,000 on third anniversary of the lease, $25,000 on or before the fourth anniversary of the lease and each annual payment after that shall be $75,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer’s Price Index for that year with execution year as base year. Diversified will pay Timberwolf Minerals, LTD a royalty of 3.5% of the Net Returns from all ores, minerals, concentrates, or other products mined and removed from the property and sold or processed by Diversified, quarterly. The term of this lease is for twenty (20) years, renewable for an additional twenty (20) years so long as conditions of the lease are met.

Description and Location of the Dunfee Property

The property consists of twenty two (22) unpatented lode mineral claims located in Section 14 & 23, Township 7 South, Range 41 1/2 East, Mt. Diablo Baseline & Meridian, Esmeralda County, Nevada, USA, owned by Timberwolf Minerals Ltd.

The Dunfee Property is located in south-central Esmeralda County, Nevada, 30 miles southwest of Goldfield, Nevada, and approximately 3 miles southeast of Gold Point, Nevada. The property lies on the southwest flank of Mount Dunfee, at an elevation of approximately 6,000 feet in coutry studded with sagebrush and an occasional Joshua Tree. Due the low elevation, winter snows rarely exceed 2-4”, and the property is accessible year-round. Access is by paved road south from Goldfield on St. Highway 95 for 15 miles, then west on St. Highway 266 for approximately 7 miles. Turn left on paved road and proceed another 7 miles to Gold Point. At the far end of town, turn left and follow dirt roads approximately 3 miles SE to property.

The climate is western desert; hot, dry summers and cold, dry winters. It rarely gets below 20 degrees Fahrenheit. Local drainages in the mountain ranges around the property run year-round. The valleys would have water in local wells that would need to be drilled. As for power, rural electric lines are a few miles away, and generators could be used on site. Gold Point is approximately 3 miles from the property is the closest source of fuel and the closest workforce.

Dunfee Property Claim List

Claim name	NMC#
SH 2	1038773
SH 3	1038774
SH 4	1038775
SH 5	1038776
SH 6	1038777
SH 7	1038778
SH 8	1038779
SH 9	1038780
SH 10	1038781
SH 11	1038782
SH 12	980936
SH 13	1038783
SH 14	1038784
SH 15	1038785
SH 16	1038786
SH 17	1038787
SH 18	1038788
SH 19	980937
SH 20	1038789
SH 21	1038790
SH 22	1038791
SH 23	1038792

CLAYTON RIDGE
MONTEZUMA RANGE
MONTEZUMA PEAK
Goldfield
PREBLE MTN
BLACKCAP MTN
MYERS MTN
MIRA MTN
CHISPA HILLS
Old railroad grade
GOLDFIELD
STONEWALL FLAT
Numerous mines
CUPRITE HILLS
STONEWALL MOUNTAIN
Lida Junction
MOUNT JACKSON
MT JACKSON RIDGE
Lida
Water
MOUNTAIN
DUNFEE MINE AREA
Gold Point
MT DUNFEE
SLATE RIDGE
Radio Tower
GOLD MOUNTAIN
Scottys Junction
SARCO

Goldfield 250K; NV,CA"; Scale: 1" = 3.788Mi 6,096Mt 20,000Ft, 1 Mi = 0.264", 1 cm = 2,400Mt

Figure 1

History

The Gold Point District, originally called the Hornsilver District, was discovered in the mid-1860’s. Early production was near surface, high-grade cerargyrite (hornsilver), which quickly played out. Ore was treated at local mills in the Gold Point area. Some gold, generally free native gold, was also treated. The deeper mines in Gold Point are encountered high grade gold at depth. Total historical production from the Gold Point region amounted to approximately $1 million. A series of shafts on the Dunfee vein indicate a small tonnage of gold ore was produced, but no specific numbers for the Dunfee vein are available.

The Dunfee Property is without known reserves and the proposed program is strictly exploratory in nature.

Geological Exploration Program in General

We have obtained an independent Geologic Report on the Dunfee Property and have acquired a lease on the property.  Robert Thomas prepared the Geologic Report and reviewed all available exploration data completed on the mineral claims.

Mr. Robert D. Thomas is a graduate of the Wesleyan University, where he obtained a M.A. Degree in Geology in 1974. He has been engaged in his profession as a Professional Geologist since 1974.

Geologic Report for the Dunfee Property, Dated May 2009

A primary purpose of the geologic report was to review information from previous exploration of the property and to recommend exploration procedures to establish the feasibility of a mining project on the property. The report summarizes results of the history of the exploration of the property, the regional and local geology and the structure and mineralization of the property. The report also includes a recommended exploration program.

Conclusions of the Geologic Report for the Dunfee Property

Based on the property and research of the property Mr. Thomas came to the following conclusion:

The best potential on the Dunfee vein system lies at depth below the level that has been previously tested by shallow drilling. The presence of a series of parallel veins in the Dunfee area suggest the further possibility of a series of parallel zones of gold mineralization, and the upside potential for a broad zone where the rock between the veins also contains sufficient gold mineralization that the entire underlying intrusive might represent a Tintina Gold Belt-type gold system. The Dunfee Mine area is one of the few locations throughout western Esmeralda County where this bulk mineable potential does not appear to have been eroded.

Mr. Thomas recommended a four phase exploration program. Phase one and two consists of geologic mapping and sampling, completed in increasing detail as drill target areas are defined. Phase three consists of a possible (IP) geophysical survey to further define drill targets. Phase four consists of drilling 5,000 feet of Reverse Circulation drill holes, as well as assays and will require bonding, permitting and other associated expenses. The implementation of each phase is dependent on the previous phase.

Competition

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.
We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring the mineral properties.

Employees

We have no employees as of the date of this prospectus other than our president and secretary. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 37 Mayfair Road SW, Calgary, Alberta, T2V 1Y8, Canada. This office space is being provided to the company free of charge by our president, Mr. Smith. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Class A Common Stock

There is presently no public market for our Class A common stock. We anticipate making an application for trading of our Class A common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Diversified Resources Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Class A Common Stock

As of the date of this Registration Statement, we had thirty three (33) shareholders of record.

Rule 144 Shares

The resale of our Class A common stock must be by way of registration or through reliance upon an  exemption from registration.  Our issued shares of Class A common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our Class A common stock until the following have occurred:

1.    we have ceased to be a shell company;

2.    we are subject to the reporting requirements of the Exchange Act;

3.    we have filed all Exchange Act reports required for the past 12 months; and

4.    a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non- shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's Class A common stock then outstanding; or

2.    the average weekly trading volume of the company's Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our Class A common stock to be traded on the over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our Class A common stock is eligible for trading on the over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our Class A common stock if our Class A common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our Class A common stock will make an investment in our Class A common stock more attractive to future investors.  In the near future, in order for us to continue with our development stage activities, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Unaudited consolidated financial statements for the nine months ended July 31, 2011, including:

30	Consolidated Balance Sheets as of July 31, 2011 and October 31, 2010;

31
Consolidated Statements of Operations for the three months ended July 31, 2011 and 2010, for the nine months ended July 31, 2001 and 2010, and for the period from March 19, 2009 (Inception) through July 31, 2011;

32	Statement of Changes in Stockholders’ Equity for the period from March 19, 2009 (Inception) to July 31, 2011;

33	Consolidated Statements of Cash Flows for the nine months ended July 31, 2011 and 2010, and for the period from March 19, 2009 (Inception) through July 31, 2011;

34-40	Notes to Financial Statements

Audited financial statements for the year ended October 31, 2010, including:

41	Auditors’ Report

42	Consolidated Balance Sheets as of October 31, 2010 and 2009;

43
Consolidated Statements of Operations for the three months ended October 31, 2010 and 2009, and for the year ended October 31, 2010 and the period ended October 31, 2009 and for the period from March 19, 2009 (Inception) through October 31, 2010;

44	Statement of Changes in Stockholders’ Equity for the period from March 19, 2009 (Inception) to October 31, 2010;

45	Consolidated Statements of Cash Flows for the year ended October 31, 2010 and the period ended October 31, 2009, and for the period from March 19, 2009 (Inception) through October 31, 2010;

46-51	Notes to Financial Statements

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheet
as at July 31, 2011 (unaudited) and October 31, 2010

	July 31,	October 31,
	2011	2010
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$17,932	$44,180

TOTAL ASSETS	$17,932	$44,180

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES	$-	$-

STOCKHOLDERS' EQUITY

Common Stock, par value $0.001; authorized 75,000,000 shares;
issued and outstanding: 5,250,000 shares as of July 30, 2011
issued and outstanding: 5,250,000 shares as of October 31, 2010	5,250	5,250
Additional paid-in capital	54,750	54,750
Deficit accumulated in the development stage	(42,068)	(15,820)

Total Stockholders' Equity	17,932	44,180

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,932	$44,180

The accompanying notes are an integral part of these financial statements

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statement of Operations
(Unaudited)

					For the period
					from Inception,
					March 19, 2009
	For the three months ended		For the nine minths ended		through
	July 31,		July 31,		July 31,
	2011	2010	2011	2010	2011

REVENUES	$-	$-	$-	$-	$-

COSTS AND EXPENSES

Professional Fees	7,005	-	10,855	-	15,470
Mineral Lease	5,000	5,358	11,700	4,973	21,700
General and Administrative	2,112	469	3,693	494	4,899

TOTAL EXPENSES	14,116	5,827	26,248	5,467	42,068

NET INCOME (LOSS)	$(14,116)	$(5,827)	$(26,248)	$(5,467)	$(42,068)

Net Income (Loss) per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average number of common
shares, outstanding, basic and diluted	5,250,000	3,000,000	5,250,000	3,000,000

The accompanying notes are an integral part of these financial statements

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, March 19, 2009, to July 31, 2011
(Unaudited)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, March 19, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.005 per share
May 12, 2009	3,000,000	3,000	12,000		15,000
Net loss, period ended October 31,2009				(9,956)	(9,956)

Balances at October 31, 2009	3,000,000	$3,000	$12,000	$(9,956)	$5,044

Stock issued for cash @ $0.02 per share
September 30, 2010	2,250,000	2,250	42,750		45,000
Net loss, year ended October 31, 2010				(5,864)	(5,864)

Balances at October 31, 2010	5,250,000	5,250	54,750	(15,820)	44,180

Net loss, July 30, 2011				(26,248)	(26,248)

Balances at July 31, 2011	5,250,000	$5,250	$54,750	$(42,068)	$17,932

The accompanying notes are an integral part of these financial statements

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

			For the period
			from Inception,
			March 19, 2009
	For the nine months ended		through
	July 31		July 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(26,248)	$(5,467)	$(42,068)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-	-
Change in operating assets and liabilities:	-	-	-
Net Cash provided by (used by)
Operating Activities	(26,248)	(5,467)	(42,068)

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash provided by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock for cash	-	-	30,000
Subscriptions received		42,500	30,000
Net Cash provided by Financing Activities	-	42,500	60,000

NET INCREASE IN CASH	(26,248)	37,033	17,932

CASH AT BEGINNING OF PERIOD	44,180	4,659	-

CASH AT END OF PERIOD	$17,932	$41,692	$17,932

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

DIVERSIFIED RESOURCES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)
NOTE 1     ORGANIZATION

These interim financial statements as of and for the nine months ended July 31, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end October 31, 2010 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the nine month period ended July 31, 2011 are not necessarily indicative of results for the entire year ending October 31, 2011.

Diversified Resources Inc. (“the Company”) was incorporated in the State of Nevada on March 19, 2009 to pursue mineral extraction in the United States.

Current Operations

On May 22, 2009 the Company leased two mining claims in Esmerelda County, Nevada, in the Dunfee Mine Area.  The lease includes all additional claims within one mile of these claims.  The area was the subject of a geological report on September 11, 2009.  The lease required an initial  payment of $5,000, plus $275 Federal and State maintenance fees.  Minimum annual payments are required, beginning with $5,000 at the 2nd anniversary year, and escalating to $75,000 at the 5th and subsequent years. The Company is responsible for taxes and maintenance fees imposed on the claims.  The lease grants the Company the right to purchase 2 ½ percent of the royalty on the claims for $5,000,000, reduced by minimum payments made.  Lessor is entitled to a royalty of one percent of net smelter returns.

NOTE 2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Property & Equipment

Capital assets are stated at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Company did not have any property & equipment at July 30, 2011 and 2010.

Long-lived assets

The Company accounts for long-lived assets under the FASB (Financial Accounting Standards Board) ASC (Accounting Standard Codification) 340-10 Other Assets and Deferred Costs, (SFAS 142 and 144: “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”). In accordance with ASC 340-10, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset will not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company did not have any long lived assets at July 30, 2011.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company has available a net operating loss carry-forward of approximately $42,000, which begins to expire in 2013 unless utilized beforehand. The Company generated a deferred tax credit through the net operating loss carry-forward.  However, a valuation allowance of 100% has been established.  Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of July 30, 2011 and 2010 were valued according to the following inputs:

	July 30
	2011	2010

Level 1: Cash	$17,932	$42,692

Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  A diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As at July 31, 2011 and 2010, there were no potentially dilutive securities.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the nine months ended July 31, 2011 and 2010:

	2011	2010
Numerator:
Basic and diluted net loss per share:
Net Loss	$(26,248)	$(5,467)
Denominator:
Basic and diluted weighted average
number of shares outstanding	5,250,000	3,000,000
Basic and Diluted Net Loss Per Share:	$(0.00)	$(0.00)

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  There were no sales in the fiscal year and period ended July 30, 2011 and 2010.

Recent Accounting Pronouncements

On December 1, 2010 the Financial FASB issued ASU 2010-15 on the consolidation of variable interest entities.  The new guidance requires revised calculations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests.  Adoption of the new guidance did not have a material effect on our financial statements.
Comprehensive Income — In June 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance on the presentation of comprehensive income. Specifically, the new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. We do not believe our adoption of the new guidance will have an impact on our consolidated financial position, results of operations or cash flows.

NOTE 3     UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenue and has incurred cumulative losses of $42,068 through July 30, 2011.

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4     EXPLORATION STAGE COMPANY

The Company is considered an exploration stage company, with limited operating revenues during the periods presented.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as March 19, 2009. Since inception, the Company has incurred an operating loss of $42,068. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since March 19, 2009, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions. The date of Inception is assigned as the date of incorporation, used for convenience as it is near the date of entering into a mineral lease.

NOTE 5     RELATED ENTITIES TRANSACTIONS

Gordon R. Smith is President, Chief Executive Officer, Chief Financial Officer and a director of the Company.  He is the controlling shareholder of the Company, having 57.14% of the outstanding voting shares.  He purchased Company stock for cash as follows:

May 12, 2009	3,000,000 shares	$15,000

NOTE 6     INCOME TAXES

No provision was made for federal income tax for the fiscal year and period ended July 30, 2011 and 2010, since the Company had net operating loss.

The Company has available a net operating loss carry-forward of approximately $42,000, which begins to expire in 2013 unless utilized beforehand. Net operating loss carry forwards may be used to reduce taxable income through the year 2030. The availability of the Company’s net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. The Company generated a deferred tax credit of approximately $11,500 through the net operating loss carry-forward.  However, a 100% valuation allowance of 11,500 has been established.

NOTE 7     CAPITAL

During the year and period ended January 31, 2010 and 2009, the company issued the following common shares:

May 12, 2009:  3,000,000 shares issued for cash at 1/2 cents per share, realizing $15,000.

September 30, 2010:  2,250,000 shares issued for cash at $0.02 (2 cents) per share, realizing $45,000.

As of July 31, 2011 the Company had authorized 75,000,000 common shares of par value $0.001, of which 5,250,000 were issued and outstanding.

NOTE 8     COMMITMENTS AND CONTINGENCIES

The company fulfilled the following financial commitments pursuant to the mineral lease entered into on May 22, 2009:

Fiscal Year Ended
July 31,

2009	$5,000	Paid

2010	$5,000	Paid

The following is the financial commitment related to the lease over the following five years:

2011	$5,000	Paid
2012	10,000
2013	25,000
2014	75,000
2015	75,000	Subject to Rate of Inflation
	$195,000

NOTE 9     LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 10   LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Stockholders
Diversified Resources, Inc.
Calgary, Alberta, Canada

I have audited the accompanying balance sheets of Diversified Resources Inc. as of October 31, 2010 and 2009 and the related statements of operations, shareholders’ deficit and cash flows for the period and year then ended, and for the period since inception, March 19, 2009, to October 31, 2010.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Resources Inc. as of October 31, 2010 and 2009, and the results of its operations and its cash flows for the period and year then ended, and the period from inception, March 19, 2010 to October 31, 2010, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 3 to the financial statements, the Company has no revenue and incurred losses in its initial and second year. This raises substantive doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
Januarys 22, 2011

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheet
For the Year Ended October 31, 2010 and 2009

	2010	2009

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$44,180	$4,659
Prepaid Expenses	-	385

TOTAL ASSETS	$44,180	$5,044

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES	$-	$-

STOCKHOLDERS' EQUITY

Common Stock, par value $0.001; authorized 75,000,000 shares;
issued and outstanding: 5,250,000 shares as of Oct.31, 2010
issued and outstanding: 3,000,000 shares as of Oct.31, 2009	5,250	3,000
Additional paid-in capital	54,750	12,000
Deficit accumulated in the development stage	(15,820)	(9,956)

Total Stockholders' Equity	44,180	5,044

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,180	$5,044

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statement of Operations

					For the period
					from Inception,
			For the	For the	March 19, 2009
	For the three months ended		year ended	period ended	through
	October 31,		October 31,	October 31,	October 31,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

COSTS AND EXPENSES

Professional Fees	-	-	-	4,615	4,615
Mineral Lease	-	-	5,000	5,000	10,000
General and Administrative	12	32	864	341	1,205

TOTAL EXPENSES	12	32	5,864	9,956	15,820

NET INCOME (LOSS)	$(12)	$(32)	$(5,864)	$(9,956)	(15,820)

Net Income (Loss) per share,
basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average number of common
shares, outstanding, basic and diluted	3,758,152	3,000,000	3,191,096	2,283,186

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, March 19, 2009, to October 31, 2010

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, March 19, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.005 per share
May 12, 2009	3,000,000	$3,000	$12,000		$15,000

Net loss, period ended October 31,2009				(9,956)	(9,956)

Balances at October 31, 2009	3,000,000	$3,000	$12,000	$(9,956)	$5,044

Stock issued for cash @ $0.02 per share
September 30, 2010	2,250,000	$2,250	$42,750		$45,000

Net loss, year ended October 31, 2010				(5,864)	(5,864)

Balances at October 31, 2010	5,250,000	5,250	54,750	(15,820)	44,180

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows

			For the period
			from Inception,
	For the	For the	March 19, 2009
	year ended	period ended	through
	October 31,	October 31,	October 31,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(5,864)	$(9,956)	$-
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-	-
Change in operating assets and liabilities:	385	(385)	-
Net Cash provided by (used by)
Operating Activities	(5,479)	(10,341)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of stock for cash	45,000	15,000	60,000
Net Cash provided by Investing Activities	45,000	15,000	60,000

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash provided by Financing Activities	-	-	-

NET INCREASE IN CASH	39,521	4,659	60,000

CASH AT BEGINNING OF PERIOD	4,659	-	-

CASH AT END OF PERIOD	$44,180	$4,659	$60,000

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED RESOURCES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010
(Expressed in US Dollars)

NOTE 1       ORGANIZATION

Diversified Resources Inc. (“the Company”) was incorporated in the State of Nevada on March 19, 2009 to pursue mineral extraction in the United States.

Current Operations

On May 22, 2009 the Company leased two mining claims in Esmerelda County, Nevada, in the Dunfee Mine Area.  The lease includes all additional claims within one mile of these claims.  The area was the subject of a geological report on September 11, 2009.  The lease required a payment of $5,000 prior to August 31, 2009, plus $275 Federal and State maintenance fees.  Minimum annual payments are required, beginning with $5,000 at the 2nd anniversary year, and escalating to $75,000 at the 5th and subsequent years. The Company is responsible for taxes and maintenance fees imposed on the claims.  The lease grants the Company the right to purchase 2 ½ percent of the royalty on the claims for $5,000,000, reduced by minimum payments made.  Lessor is entitled to a royalty of one percent of net smelter returns.

NOTE 2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Property & Equipment
Capital assets are stated at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Company did not have any property & equipment at October 31, 2010 and 2009.

Long-lived assets
The Company accounts for long-lived assets under the FASB (Financial Accounting Standards Board) ASC (Accounting Standard Codification) 340-10 Other Assets and Deferred Costs, (SFAS 142 and 144: “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”). In accordance with ASC 340-10, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset will not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company did not have any long lived assets at October 31, 2010 and 2009.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established.

Fair Value of Financial Instruments
The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of October 31, 2010 were valued according to the following inputs:

	2010	2009
Level 1:

Cash	$44,180	$4,659

Basic and Diluted Earnings Per Share
Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to Class A common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase Class A common stock at the average market price during the period. As at October 31, 2010 and 2009, there were no potentially dilutive securities.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year and period ended October 31, 2010 and 2009:

	2010	2009
Numerator:
Basic and diluted net loss per share:
Net Loss	$(5,864)	$(9,956)
Denominator:
Basic and diluted weighted average
number of shares outstanding	3,191,096	2,283,186

Basic and Diluted Net Loss Per Share:	$(0.00)	$(0.00)

Revenue Recognition
The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  There were no sales in the fiscal year and period ended October 31, 2010 and 2009.

Recent Accounting Pronouncements
In May 2009, the FASB issued ASC 855 (SFAS No. 165), "Subsequent Events".  ASC 855 sets forth the period after the balance sheet date through the date the financial statements were filed during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 (SFAS 165) was effective for interim or annual periods ending after June 15, 2009. The Company adopted ASC 855.  It did not have an impact on the Company’s results of operations or financial position.

In June, 2009, the FASB issued their final SFAS, No. 168, “FASB Accounting Standards Codification”,    (“ASC”), and the Hierarchy of Generally Accepted Accounting Principles”.  This was reflected in the codification as FASB ASC 105, Generally Accepted Accounting Principles.   “ASC” is the single source of authoritative US generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities.  It is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  Accordingly the Company adopted ASC 105.  It did not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 3       UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenue and has incurred cumulative losses of $15,820, (2010) and $9,956 (2009).

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4       EXPLORATION STAGE COMPANY

The Company is considered an exploration stage company, with limited operating revenues during the periods presented.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as March 19, 2009. Since inception, the Company has incurred an operating loss of $15,820. The Company’s working capital has been generated through the sales of Class A common stock.  Management has provided financial data since March 19, 2009, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions. The date of Inception is assigned as the date of incorporation, used for convenience as it is near the date of entering into a mineral lease.

NOTE 5       RELATED ENTITIES TRANSACTIONS

Gordon R. is president and a director of the Board of Directors of the Company.  He is the controlling shareholder of the Company, having 57.14% of the outstanding voting shares.  He purchased Company stock for cash as follows:

May 12, 2009             3,000,000 shares               $ 15,000

NOTE 6       INCOME TAXES

No provision was made for federal income tax for the fiscal year and period ended October 31, 2010 and 2009, since the Company had net operating loss.

Net operating loss carryforwards may be used to reduce taxable income through the year 2030. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The net operating loss carryforward for federal and state income tax purposes is approximately $15,820, generating a Federal deferred tax credit of $2,373 as of October  31, 2010. An allowance of $2,373 has been established.

 NOTE 7       CAPITAL

During the year and period ended October 31, 2010 and 2009, the company issued the following common shares:

May 12, 2009:  3,000,000 shares issued for cash at 1/2 cents per share, realizing $15,000.

September 30, 2010:  2,250,000 shares issued for cash at $0.02 (2 cents) per share, realizing $45,000.

As of October 31, 2010 and 2009 the Company had authorized 75,000,000 common shares of par value $0.001, of which 5,250,000 and 3,000,000 were issued and outstanding respectively.

NOTE 8       COMMITMENTS AND CONTINGENCIES

The company fulfilled the following financial commitments pursuant to the mineral lease entered into on May 22, 2009:

2009	$5,000	Paid
2010	$5,000	Paid

The following is the financial commitment related to the lease over the following five years:

2011	$10,000
2012	10,000
2013	25,000
2014	75,000
2015	75,000	Subject to Rate of Inflation
	$195,000

NOTE 9       LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 10       SUBSEQUENT EVENTS

Events subsequent to October 31, 2010 have been evaluated through January 22, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed:

Plan of Operations

Our business plan is to proceed with the exploration of the Dunfee Property to determine whether there are commercially exploitable reserves of gold, silver or other metals.

We completed Phase I in August 2009. Six days were spent mapping and sampling the Dunfee Property. The purpose of this work was to evaluate the mineral potential of the leased claims, and the surrounding area precious metal mineralization. Detailed geologic mapping and geochemical sampling indicate the presence of high-grade gold-silver silica veins and vein intersections. Phase one was carried out by David A. Wolfe and the end cost of the work was $5,000.

We completed Phase II of our exploration program in January 2011 Which consisted of staking 20 additional claims in the area. The cost of staking these additional 20 claims was $6,700, and the staking of the additional claims was carried out by David A. Wolfe.

We initiated Phase III of our exploration program in November 2011, which is follow-up detailed mapping and sampling of the additional claims and indicated drill targets. Mr. Ken Brook was retained by the company to carry out this phase of our exploration program. Mr. Brook spent 5 days on the property in November 2011 . Mr. Brook believes that assay results from the sampling will take approximately 3 to 4 weeks to receive following their submission to the lab for testing. The company currently has sufficient cash reserves to proceed with this stage of its exploration program.

If the results of Phase three are favorable, the company plans to move to Phase four of its exploration program which includes the drilling of 4,000 feet of Reverse Circulation holes, and includes the cost of assays as well as the cost of the supervising geologist, bonding, permitting and other associated expenses. The timing of this phase has not been determined. The timing will be based on availability of a geologist and work crew, as well as the company’s ability to fund this phase. This phase is expected to cost approximately $155,000. We do not have sufficient cash reserves to proceed with this phase of the exploration program.

If results are favorable leading up to the drilling of the property, the company will need to raise additional funds required to meet this and other capital needs. Should the results leading up to the drilling of the property prove not to be sufficiently positive to proceed with a further exploration on the property, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of a Geologist, offer attractive mineral exploration opportunities. However, we may not have sufficient financing to seek out and acquire other properties, and if we did have sufficient financing, it is possible that we would be unsuccessful in seeking out an acquiring alternative exploration properties.

During the exploration stage of the Dunfee Property, our President will be devoting approximately 10 hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more time of our president such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business.  However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Upon the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our Class A common stock.  However we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our Class A common stock to fund additional phases of the exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness by most banks or typical investors or corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

In the event that Diversified completes this exploration program and is successful in identifying a potential mineral deposit, we would have to spend substantial funds on additional drilling of the property and engineering studies before we would be able to determine if it’s a commercially viable mineral deposit.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for nine months ended July 31, 2011

We did not earn any revenues in the nine months ending July 31, 2011. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

We incurred operating expenses in the amount of $26,248 in the nine months ended July 31, 2011.  These operating expenses were composed of the payment towards the company’s mineral lease, professional fees and administrative expenses.  We anticipate our operating expenses will increase as we proceed with our plan of operations.  The increase will be attributed to our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Period Ending October 31, 2010

We did not earn any revenues from inception through the period ending October 31, 2010. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

We incurred operating expenses in the amount of $15,820 from inception on March 19, 2009 through the period ended October 31, 2010.  These operating expenses were composed of the payments towards the company’s mineral lease, professional fees and administrative expenses.  We anticipate our operating expenses will increase as we proceed with our plan of operations.  The increase will be attributed to our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of July 31, 2011, we had cash of $17,932 and operating capital of $17,932.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $42,068 during the period from our inception on March 19, 2009 through to July 31, 2011. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on March 19, 2009 through to July 31, 2011.

Cash from Financing Activities

We generated cash from financing activities in the amount of $60,000 during the period from our inception on March 19, 2009 through to July 31, 2011. Cash generated by financing activities is attributable to the private placement financings of our Class A common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations, as described above under “Results of Operations”.  We plan to spend the balance of these proceeds as described under “Plan of Operations”.

We estimate that our total expenditures over the next twelve months will be approximately $178,000, which includes $5,500 for Phase Three and $155,000 for Phase Four of our estimated expenditures as outlined above under the heading “Plan of Operations”, in addition to our costs of this offering estimated at $7,500 and our ongoing operating expenses associated with legal, accounting and general administrative expenses which will increase once we become a reporting company under the Securities Exchange Act of 1934 and is estimated at approximately $10,000.   We anticipate that our cash and working capital will be sufficient to enable us to complete Phase Three of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to carry out Phase Four of our exploration program and to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

Under our Mineral Lease Agreement will also be required to pay $10,000 on or before May 22, 2012, $25,000 on or before May 22, 2013, and on or before May 22, 2014 and years after that $75,000 per year subject to Rate of Inflation.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of November 22 , 2011 are as follows:

Name	Age	Position(s) and Office(s) Held
Gordon Smith	65	President, Chief Executive Officer, Chief Financial Officer, and Director
R. Gordon Cormie	65	Secretary
Richard O’Hara	55	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

The Company believes that the skills, experiences and qualifications of its directors provide the Company with the expertise and experience necessary to advance the interests of its shareholders.

Gordon R. Smith is presently the CEO, CFO, President and Director of Diversified Resources Inc. Mr. Smith has been a self-employed businessman since doing post-graduate studies in Business Administration and Urban Planning. He was Development Manager for a large publicly traded Western Canada based real estate development firm from 1976 to 1979 and a principal and promoter of commercial and industrial real estate syndications in the early 1980’s. He successfully completed several resource-based public offerings on the Vancouver and Alberta Stock Exchanges and has been active in domestic and international venture capital markets since the mid-1980s. In 1993 he founded Inter West Energy Corporation, a junior energy marketing and investment company, securing a supply contract with Western Gas Marketing (Trans Canada Pipeline Limited) for 500 million cubic feet of natural gas daily.  Inter West

Energy was subsequently acquired by New Cache Petroleum by way of a friendly takeover. In 1996 he was General Manager and then interim CEO for an international oil and gas exploration and production company with interests in the Arabian Gulf, Egypt and South East Africa.  In 2003 he formed a group of Tax Driven Oil and Gas Syndicates to provide tax relief to investor clients until 2008.  Since that time he has provided administrative and financial consulting services in corporate reorganizations, mergers and acquisitions.

Gord Cormie is presently the Secretary of Diversified Resources Inc. After being admitted to the Alberta Bar in 1973, R. Gordon Cormie practiced in Calgary with several prestigious law firms before becoming a partner at Scott Venturo LLP in January 2005. Prior thereto, he practiced with McLeod and Co. for 3 years specializing in oil and gas contract law. Mr. Cormie’s experience in the area of securities, corporate/commercial and oil and gas (resource and energy) law has allowed him the opportunity to work on many types of transactions. These types of transactions typically necessitate knowledge of appropriate regulatory bodies in Alberta and throughout Canada. Amalgamations, acquisitions and divestitures constitute a major part of Mr. Cormie's practice. He also has a significant focus on real estate development both from the developers’ perspective but also from a banking or financing perspective. This involves each level of government whether municipal, provincial or federal and includes applications for approvals and negotiations required to further plans of his corporate clients. Although his main focus is in the Province of Alberta, Mr. Cormie has advised on transactions on behalf of clients involved in the United States, Europe and the Far East. Mr. Cormie has acted as a director and officer of a number of public companies, as well as private companies, most of which are active in the resource-energy sector, to assist in developing corporate plans.

Richard O’Hara  is currently a director of Diversified Resources Inc. Mr. O’Hara spent thirty years in the airline industry from 1972 to 2003.  His early career consisted of time spent as flight engineer on excursions to the DEW line (distant early warning) stations in Canada’s north.  From the years 1993 to 2000 he was employed by Canadain Airlines/Air Canada as a calibration technician, calibrating equipment essential to the safety of todays modern aircraft, and from 2000 until retiring in 2003 as a manager of the complex equipment control area for Air Canada.  He was involved in labour contract negotiations with the International Association of Machinists and three predecessor airlines leading up to his time with Air Canada. In the 1980’s he served elected terms as financial officer for Winnipeg Condo Corp. #168.  After retiring to Calgary Alberta he was instrumental in setting up the thirty member “Gravy Train Investment Club” in 2006, specializing in resource companies and currently holds the position of co-treasurer.  From 2007 to date he is a consultant/advisor to oil and gas corp. (Triple K Resources) and is in his second one year term as president of Alberta Condo Corp. #8311928.

Directors

Our bylaws authorize no less than one (1) director.  We currently have two Directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers. We do not believe we will require any additional employees unless significant results are shown on our property.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gordon Smith, CEO, CFO, President, Treasurer, & Director	2009 2010 2011	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

R.Gordon Cormie, Secretary	2009 2010 2011	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Gordon Smith	0	0	0	0	0	0	0	0	0

R.Gordon Cormie	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gordon Smith	0	0	0	0	0	0	0
R.Gordon Cormie	0	0	0	0	0	0	0
Richard O’Hara	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 22 , 2011, the beneficial ownership of our Class A common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our Class A common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,250,000 shares of Class A common stock issued and outstanding on November 22 , 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Gordon Smith 37 Mayfair Road SW, Calgary, Alberta T2V 1Y8	3,000,000	57.14%

Common	R. Gordon Cormie 203 – 203 Barclay Parade SW Calgary, Alberta T2P 4R5	25,000	0.48%

Common	Richard O’Hara 10-1220 Prominence Way SW Calgary, Alberta T3H 2B4	25,000	0.48%

Common	Total all executive officers and director	3,050,000	58.1%

Common	5% Shareholders

Common	Thomas Hewitt 911 – 48 Avenue, SW Calgary, Alberta T2S 1E9	500,000	9.52%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Class A common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We closed an issue of 3,000,000 shares of Class A common stock on May 12, 2009 to our president, CEO, CFO and director, Gordon Smith, at a price of $0.005 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 25,000 shares of Class A common stock on September 30, 2010 to our secretary, R. Gordon Cormie, at a price of $0.02 per share.  The total proceeds received from this offering was $500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 25,000 shares of Class A common stock on September 30, 2010 to our director, Richard O’Hara, at a price of $0.02 per share.  The total proceeds received from this offering was $500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Class A common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until ______________, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expenses	$5,000

Total	$7,505.10

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their Class A common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue of 3,000,000 shares of Class A common stock on May 12, 2009 to our president, CEO, CFO and director, Gordon Smith, at a price of $0.005 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 25,000 shares of Class A common stock on September 30, 2010 to our secretary, R. Gordon Cormie, at a price of $0.02 per share.  The total proceeds received from this offering was $500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 25,000 shares of Class A common stock on September 30, 2010 to our director, Richard O’Hara, at a price of $0.02 per share.  The total proceeds received from this offering was $500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 2,200,000 shares of our Class A common stock at a price of $0.02 per share to a total of thirty (30) purchasers on September 30, 2010.  The total amount we received from this offering was $44,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Synergen Law Group, APC(2)
10.1	Mineral Lease Agreement dated June 15, 2009 between Diversified Resources Inc. and Timberwolf Minerals, LTD. (1)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Consulting Geologist, Robert Thomas (1)

(1)	Previously included as an exhibit to the Registration Statement on Form S-1 filed June 28, 2011.
(2)	Previously included as an exhibit to Amendment Number 1 to the Registration Statement on Form S-1/A filed August 3, 2011

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser.

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada, on November 22 , 2011.

DIVERSIFIED RESOURCES INC.

By:	/s/ Gordon Smith
Gordon Smith
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Gordon Smith
Gordon Smith
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and Director
November 22 , 2011

By:  /s/ R. Gordon Cormie
R. Gordon Cormie
Secretary
November 22 , 2011

By:  /s/ Richard O’Hara
Richard O’Hara
Director
November 22 , 2011